Exhibit 99.2

RESIGNATION

I, Gerald DeCiccio, hereby resign from the Board of Directors (the “Board”) of Worldwide Energy & Manufacturing USA, Inc. effective immediately, as well as any committees of the Board that I may have been appointed to or served on.

Dated: February 18, 2010	By:	/s/ Gerald DeCiccio
Gerald DeCiccio